EXHIBIT 99

Contact:  Jules L. Vinnedge             William K. Hamilton
          Investor Relations            Media Relations
          419-248-7377                  419-248-6190


       OWENS CORNING REPORTS RECORD THIRD QUARTER RESULTS

TOLEDO, OHIO, OCTOBER 14, 1999 - Owens Corning (NYSE: OWC) today reported record net income and sales for the period ending September 30, 1999. Results were driven by a strong performance in the company's North American Building Materials business.

Net income for the third quarter of 1999 was up 13 percent to $89 million, or $1.53 per diluted share, compared to 1998 third quarter results of $79 million or $1.37 per diluted share for ongoing operations. Third quarter 1998 results exclude special items including a gain from the transfer of the yarns business into an unconsolidated joint venture, and restructuring and other charges.

Sales in the third quarter of 1999 were $1.333 billion, a slight increase from $1.324 billion during the same period of 1998.
Sales were up 6 percent quarter-over-quarter when adjusted for 1998 divestitures.

For the first nine months of 1999, net income was $209 million, or $3.62 per diluted share, compared to net income of $144 million or $2.56 per diluted share for ongoing operations during the same period in 1998. Year-to-date sales were $3.773 billion, up from $3.747 billion in the comparable 1998 period. Adjusted for divestitures, sales were up 7 percent from the first nine months of 1998.

"We are pleased with the performance of our company during the third quarter, particularly our Building Materials Business," said Glen H. Hiner, Owens Corning chairman and chief executive officer. "We also made progress during the quarter to improve our balance sheet and our cash flow. Debt was reduced and we are on target to meet our goal of no more than $2 billion of debt at year end," he said.

BUILDING MATERIALS

Income from operations in Building Materials was $145 million, which is a record for the business and a 36 percent increase from $107 million during the same period in 1998. Building Materials sales were $1.107 billion during the third quarter of 1999, a 4 percent increase from $1.060 billion in the prior-year period.

"We are pleased with our performance, especially in Insulating Systems and Roofing Systems which achieved yet another quarter of exceptional results," said Dom Cecere, president of Owens Corning's North America Building Materials Business. "Product and system demand was strong in the third quarter and while demand continues to be brisk, we have not yet seen the seasonal up-tick normal for this time of the year.

"During the quarter, we began our fall advertising campaign starring the Pink Panther(R), and introduced our new Web site with Do-It-For-Me Service(TM), powered by ImproveNet(R)," Cecere said. "This new site provides homeowners with a simple, hassle-free way to find highly qualified, pre-screened, Owens Corning preferred building and home improvement professionals.

"One of the keys to our continued success will be our ongoing investments in core products and high-margin architectural systems, including our Cultured Stone(R) product line, Acoustic Systems and our MiraVista(R) specialty roofing," Cecere added.

The company announced that it plans to build a new Cultured Stone plant in the Southeastern United States, scheduled to open in mid-year 2000. This plant supports Cultured Stone's growth strategy with another regional facility to complement its existing plants in Napa, California and Navarre, Ohio.

COMPOSITES MATERIALS

Composites Materials income from operations improved 30 percent over the third quarter of 1998, when adjusted for the Yarns transaction.

"Composites volume was strong during the quarter, and productivity improved as both unit manufacturing costs and sales and administration spending were lower compared to the second quarter," said Heinz Otto, president of the company's Composites
Systems Business.

Adjusted for the Yarns transaction, sales were up 10 percent in the third quarter of 1999 due to strong unit volume in the reinforcements and roofing mat markets. Reported Composites sales in the third quarter of 1999 were $256 million, compared to $293 million in the prior-year period. In Europe, lower Composites sales reflect the impact of a stronger dollar and ongoing pricing pressure.

HIGHLIGHTS

     Owens Corning and IKO Industries announced a joint venture to build and operate a factory that will make wet-formed glass fiber mat used mainly in the production of roofing shingles. The state-of-the-art factory will be capable of making about 75 million squares of mat annually, and will allow Owens Corning to support the growing demand for high style laminate shingle systems. The facility will be constructed at a yet-to-be-announced location in the Midwestern United States, and will be operational in 2001.

     General Motors and Ford said they will introduce new trucks in the 2001 model year that have pickup boxes made with advanced composite materials. The composite boxes will resist dents, scratches and rust - problems that have traditionally plagued pickup truck owners. The boxes are the largest composite parts ever made for light trucks. Owens Corning is a supplier for both applications. The company predicts the use of composites in this single application for light trucks will grow from zero today to more than 30,000 metric tons annually within the next five years.

     Owens Corning's proprietary Silentex(TM) muffler filling system has been specified by Toyota for five vehicle models built in Japan, the first applications of the technology in Asia. Silentex muffler technology is an integrated system using high-temperature glass fiber insulating material, patented muffler filling machinery and a cost-effective filling process. Owens Corning receives licensing revenue for the Silentex system as well as sales of composite materials. First introduced in Europe, Silentex muffler filling technology migrated to North America on its way to being adopted by Toyota.

     In September, Owens Corning launched a national advertising campaign to increase brand awareness for the company's expanded offering of products and systems. Featuring the Pink Panther, the fully animated ads present "Panther Tales" based on classic fairy tales with a new twist, as Owens Corning and the Pink Panther provide solutions to typical homeowner problems.

OUTLOOK

"Our results during the first three quarters of the year reflect high demand for our products and systems, as well as cost savings from our ongoing productivity initiatives," Hiner said.

"Going forward, we will continue to focus on capital efficient growth and on System Thinking as the major driver of our growth," he added. "We believe there are great opportunities for our higher margin businesses, including architectural systems, and for the partnerships we are forming within our Composites Systems business."

Owens Corning is a world leader in high performance building materials systems and glass fiber composites with approximately
20,000 employees worldwide.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Further information on factors that could affect the company's financial and other results are included in the company's Form 10-Q and 10-K, filed with the Securities and Exchange Commission.

                                 QUARTER ENDED             NINE MONTHS ENDED
                              SEPTEMBER 30, 1998          SEPTEMBER 30, 1998
                   ------------------------------------------------------------
                                  SPECIAL          /           SPECIAL
                       REPORTED    ITEMS   ONGOING / REPORTED   ITEMS    ONGOING
                   ------------------------------------------------------------
NET SALES             $1,324         0      1,324  /  $3,747              3,747
COST OF SALES          1,060        60      1,000  /   2,983      65      2,918
                   ------------------------------------------------------------
GROSS MARGIN             264       (60)       324  /     764     (65)       829
                   ------------------------------------------------------------
OPERATING EXPENSES
 MARKETING AND
   ADMINISTRATIVE        138         4        134  /     419       7        412
 SCIENCE AND
   TECHNOLOGY             14         0         14  /      43                 43
 RESTRUCTURE COSTS        30        30          0  /     117     117          0
 OTHER                    67        54         13  /      81      54         27
                   ------------------------------------------------------------
  TOTAL OPERATING
    EXPENSES             249        88        161  /     660     178        482
                   ------------------------------------------------------------
GAIN ON SALE OF ASSETS   292       292          0  /     376     376          0

INCOME FROM
  OPERATIONS             307       144        163  /     480     133        347

COST OF BORROWED FUNDS    37         0         37  /     110       0        110
                   ------------------------------------------------------------
INCOME BEFORE PROVISION
  FOR INCOME TAXES       270       144        126  /     370     133        237

 PROVISION FOR
  INCOME TAXES           132        88         44  /     159      75         84
                   ------------------------------------------------------------
INCOME BEFORE MINORITY
 INTEREST AND EQUITY IN
 NET INCOME (LOSS) OF
 AFFILIATES              138        56         82  /     211      58        153

 MINORITY INTEREST       (4)         0         (4) /     (14)      0        (14)

 EQUITY IN NET INCOME
  (LOSS) OF AFFILIATES    1          0          1  /       5       0          5
                   ------------------------------------------------------------
INCOME BEFORE
 EXTRAORDINARY ITEM     135         56         79  /     202      58        144

  EXTRAORDINARY LOSS   (39)        (39)         0  /     (39)    (39)         0

NET INCOME             $96         $17        $79  /    $163     $19       $144
                   ============================================================
DILUTED EARNINGS
 PER SHARE           $1.66                  $1.37  /    $2.87              $2.56

DILUTED SHARES
 (IN THOUSANDS)      59,177               59,177   /   58,829            58,829

                                                TABLES FOLLOW

                 OWENS CORNING AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF INCOME
                           (unaudited)
                                Quarter Ended   Nine Months Ended
                                September 30,     September 30,
                                1999    1998     1999      1998
                                ----    ----     ----      ----
                                 (In millions of dollars, except
                                           share data)

NET SALES                      $ 1,333 $ 1,324  $ 3,773 $  3,747
COST OF SALES (1)
                                   986   1,060    2,844    2,983
                               ------- -------  ------- --------

  Gross margin                     347     264      929      764
                               ------- -------  ------- --------
OPERATING EXPENSES
 Marketing and administrative
   expenses                        153     138      441      419
 Science and technology
   expenses                         14      14       42       43
 Restructure costs (1)               -      30        -      117
 Other (1)                          (3)     67       (2)      81
                               ------- -------  -------  -------

  Total operating expenses         164     249      481      660
                               ------- -------  -------  -------
Gain on sale of assets (2)           -     292        -      376

INCOME FROM OPERATIONS             183     307      448      480

Cost of borrowed funds              40      37      112      110
                               ------- -------  -------  -------
INCOME BEFORE PROVISION FOR
  INCOME TAXES                     143     270      336      370

Provision for income taxes          50     132      118      159
                               ------- -------  -------  -------

INCOME BEFORE MINORITY
 INTEREST AND EQUITY IN NET
 INCOME (LOSS) OF AFFILIATES        93     138      218      211


Minority Interest                   (2)     (4)      (5)     (14)

Equity in net income (loss)
  of affiliates                     (2)      1       (4)       5
                               -------  ------  -------   ------

INCOME BEFORE EXTRAORDINARY
 ITEM                               89     135      209      202


Extraordinary loss (3)               -     (39)       -      (39)
                               -------  ------  -------  -------

NET INCOME                     $   89  $    96  $   209  $   163
                               ======= =======  =======  =======


                 OWENS CORNING AND SUBSIDIARIES
          CONSOLIDATED STATEMENT OF INCOME (continued)
                           (unaudited)

                                 Quarter Ended   Nine Months Ended
                                 September 30,     September 30,
                                 1999    1998     1999      1998
                                 ----    ----     ----      ----
                                  (In millions of dollars, except
                                            share data)

NET INCOME (LOSS) PER COMMON
SHARE

Basic:

  Income before extraordinary
    item                        $ 1.64  $  2.51  $ 3.87     $ 3.76
  Extraordinary loss                 -     (.72)      -       (.72)
                                ------  -------  ------     ------
  Net income per share          $ 1.64  $  1.79  $ 3.87     $ 3.04
                                ======  =======  ======     ======

Diluted:

  Income before extraordinary
    item                        $ 1.53  $  2.32  $ 3.62     $ 3.53
  Extraordinary loss                 -     (.66)      -       (.66)
                                ------  -------  ------     ------
  Net income per share          $ 1.53  $  1.66  $ 3.62     $ 2.87
                                ======  =======  ======     ======

Weighted average number of
 common shares outstanding and
 common equivalent shares during
 the period (in millions)

   Basic                          54.3     53.8   54.1        53.6
   Diluted                        59.5     59.2   59.5        58.8


(1) During the third quarter of 1998, the Company recorded a pre-tax charge of $148 million for restructuring and other actions, of which $30 million was recorded as restructure costs, $60 million as costs of sales, $4 million as marketing and administrative expenses, and $54 million as other operating expenses.

(2) During the first quarter of 1998, the Company sold its 50% ownership interest in Alpha/Owens-Corning and recorded a pre-tax gain of approximately $84 million. During the third quarter of 1998, the Company sold 51% of its interest in its specialty yarns business and recorded a pre-tax gain of approximately $312 million. This gain was partially offset by losses associated with other divestitures.

(3) During the third quarter of 1998, the Company called, prior to maturity, $360 million of certain debt securities and recorded an extraordinary loss of $39 million, or $.66 per diluted share, net of taxes of $25 million.


                 OWENS CORNING AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEET
                           (unaudited)
                               September 30,   December 31,   September 30,
                                    1999          1998             1998
                                    ----          ----             ----
                                       (In millions of dollars)
ASSETS
------

CURRENT

     Cash and cash equivalents  $     99       $      54      $    540
     Receivables                     584             451           542
     Inventories                     532             437           495
     Insurance for asbestos
      litigation claims -
      Current portion (1)             25             150           125
     Deferred income taxes           264             293           146
     Income tax receivable             -             117           115
     Other current assets             28              27            44
                                --------       ---------     ---------
           Total current           1,532           1,529         2,007
                                --------       ---------     ---------

OTHER

   Insurance for asbestos
    litigation claims (1)            206             260           286
   Asbestos costs to be
    reimbursed-Fibreboard             41              74            85
   Deferred income taxes             551             608           257
   Goodwill                          747             762           764
   Investments in affiliates          50              45            39
   Other noncurrent assets           243             205           218
                                --------       ---------     ---------
           Total other             1,838           1,954         1,649
                                --------       ---------     ---------

PLANT AND EQUIPMENT, at cost       3,642           3,498         3,417

  Less-accumulated depreciation   (1,962)         (1,880)       (1,808)
                                --------       ---------     ---------

      Net plant and equipment      1,680           1,618         1,609
                                --------       ---------     ---------

TOTAL ASSETS                    $  5,050       $   5,101    $    5,265
                                ========       =========    ==========


                 OWENS CORNING AND SUBSIDIARIES
             CONSOLIDATED BALANCE SHEET (continued)
                           (unaudited)

                                  September 30,   December 31,   September 30,
                                      1999            1998            1998
                                      ----            ----            ----
                                          (In millions of dollars)
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT
  Accounts payable and accrued
   liabilities                     $     784       $     942      $      832
  Reserve for asbestos litigation
   claims - current portion (1)        1,050             850             350
  Short-term debt                        103              69              77
  Long-term debt - current portion        84              22              13
                                   ---------       ---------      ----------

        Total current                  2,021           1,883           1,272
                                   ---------       ---------      ----------

LONG-TERM DEBT                         1,994           1,535           2,193
                                   ---------       ---------      ----------
OTHER
  Reserve for asbestos litigation
   claims (1)                      $     958       $   1,780      $    1,026
  Asbestos-related liabilities -
   Fibreboard                             67              79              92
  Other employee benefits liability      324             326             320
  Pension plan liability                  46              55              56
  Other                                  331             364             351
                                   ---------       ---------      ----------
        Total other                    1,726           2,604           1,845
                                   ---------       ---------      ----------
COMPANY OBLIGATED SECURITIES OF
  ENTITIES HOLDING SOLELY PARENT
  DEBENTURES                             195             194             194
                                   ---------       ---------      ----------

MINORITY INTEREST                         43              19              21
                                   ---------       ---------      ----------

STOCKHOLDERS' EQUITY
  Common stock                           698             679             678
  Deficit                             (1,565)         (1,762)           (891)
  Accumulated other comprehensive
   income                                (41)            (37)            (32)
  Other                                  (21)            (14)            (15)
                                   ---------       ---------      ----------

    Total stockholders' equity          (929)         (1,134)           (260)
                                   ---------       ---------      ----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY              $   5,050       $   5,101      $    5,265
                                   =========       =========      ==========

(1) As of September 30, 1999, the current portion of the reserve for asbestos litigation claims, net of insurance, is $1.025 billion. Excluding Fibreboard activity, the total reserve, net of insurance, is $1.777 billion.

                 OWENS CORNING AND SUBSIDIARIES
              CONSOLIDATED STATEMENT OF CASH FLOWS
                           (unaudited)
                                  Quarter Ended      Nine Months Ended
                                  September 30,      September 30,
                                 1999       1998     1999         1998
                                 ----       ----     ----         ----
                                      (In millions of dollars)

NET CASH FLOW FROM OPERATIONS

  Net income                    $   89     $   96    $  209     $  163
  Reconciliation of net cash
   provided by operating
   activities
     Noncash items:
      Provision for
       depreciation
       and amortization             55         48       160        147
      Provision (credit) for
       deferred income taxes        44         90        83         85
      Extraordinary loss from early
       retirement of debt            -         39         -         39
      Gain on sale of assets         -       (292)        -       (376)
      Other                          6        115        11        112
      (Increase) decrease in
        receivables                 29         18      (113)      (151)
      (Increase) decrease in
        inventories                (29)        10       (89)       (30)
      Increase (decrease) in
        accounts payable and accrued
        liabilities                 65         40      (161)        16
      (Increase) decrease in
        income tax receivable        -        (65)      104         10
      Proceeds from insurance for
        asbestos litigation
        claims, excluding
        Fibreboard                 147         24       179         46
      Payments for asbestos
        litigation claims,
        excluding Fibreboard      (252)       (70)     (622)      (294)
      Other                        (15)        86       (25)        97
                               --------    ------    -------    -------
        Net cash flow from
          operations           $   139     $  139    $ (264)    $ (136)
                               --------    ------    -------    -------
NET CASH FLOW FROM INVESTING

      Additions to plant and
       equipment                   (39)       (59)     (138)      (180)
      Proceeds from the sale
       of affiliate or
       business                      -        528         -        662
      Other                         14          -       (13)       (19)
                               -------     -------   --------   ------
         Net cash flow from
           investing           $   (25)    $  469    $ (151)    $  463
                               -------     -------   --------   ------


                 OWENS CORNING AND SUBSIDIARIES
        CONSOLIDATED STATEMENT OF CASH FLOWS (continued)
                           (unaudited)

                                 Quarter Ended    Nine Months Ended
                                 September 30,      September 30,
                                 1999     1998     1999     1998
                                 ----     ----     ----     ----
                                     (In millions of dollars)

NET CASH FLOW FROM FINANCING

  Net additions (reductions)
   to long-term Credit
   facilities                  $  (14)   $   365   $  247   $    (9)
  Other additions to long-term
   debt                             2        423      253       993
  Other reductions to long-
   term debt                       (4)      (480)     (37)     (493)
  Net increase (decrease) in
   short-term debt                (18)       (48)      10        48
  Repurchase of Trust
   Preferred Hybrid Securities      -       (309)       -      (309)
  Premium payments on early
   retirement of debt               -        (62)       -       (62)
  Dividends paid                   (4)        (4)     (12)      (12)
  Other                            (1)         5       (1)       (1)
                               --------  --------  --------  -------
     Net cash flow from
      financing                   (39)      (110)     460       155
                               --------  --------  --------  -------
Effect of exchange rate
  changes on cash                  (2)         -        -         -
                               --------  --------  --------  -------

Net increase (decrease) in
  cash and cash equivalents        73        498       45       482

Cash and cash equivalents at
  beginning of period              26         42       54        58
                               --------  --------  --------  -------
Cash and cash equivalents at
  end of period                $   99    $   540   $   99    $  540
                               ========  ========  ========  =======


                 OWENS CORNING AND SUBSIDIARIES
     QUARTERLY INFORMATION ON REPORTABLE OPERATING SEGMENTS
                           (unaudited)

                                Quarter Ended    Nine Months Ended
                                September 30,      September 30,
                                1999     1998    1999       1998
                                ----     ----    ----       ----
                                     (In millions of dollars)
NET SALES

REPORTABLE OPERATING SEGMENTS
-----------------------------
  Building Materials
    United States             $    989  $   942  $  2,749  $   2,553
    Europe                          54       63       175        198
    Canada and other                64       55       175        160
                              --------  -------  --------  ---------
     Total Building Materials    1,107    1,060     3,099      2,911
                              --------  -------  --------  ---------
  Composite Materials
    United States                  145      172       423        536
    Europe                          75       85       243        282
    Canada and other                36       36        99        105
                              --------  -------  --------  ---------
     Total Composite Materials     256      293       765        923
                              --------  -------  --------  ---------
     Total Reportable
       Operating Segments     $  1,363  $ 1,353  $  3,864  $   3,834

RECONCILIATION TO CONSOLIDATED NET SALES
----------------------------------------
  Composite Materials U.S.
    Sales to Building Materials
    U.S.                           (30)    (29)       (91)       (87)
                              --------- -------  --------  ---------
       Net sales              $  1,333  $ 1,324  $  3,773  $   3,747
                              ========= =======  ========  =========

EXTERNAL CUSTOMER SALES BY
 GEOGRAPHIC REGION
--------------------------
  United States               $  1,104  $ 1,085  $  3,081  $   3,002
  Europe                           129      148       418        480
  Canada and other                 100       91       274        265
                              --------  -------  --------  ---------
       Net Sales              $  1,333  $ 1,324  $  3,773  $   3,747
                              ========  =======  ========  =========


                 OWENS CORNING AND SUBSIDIARIES
          QUARTERLY INFORMATION ON REPORTABLE OPERATING SEGMENTS (continued)
                                (unaudited)

                                Quarter Ended   Nine Months Ended
                                September 30,     September 30,
                                1999     1998    1999      1998
                                ----     ----    ----      ----
                                    (In millions of dollars)
INCOME (LOSS) FROM OPERATIONS

REPORTABLE OPERATING SEGMENTS
-----------------------------
  Building Materials
    United States             $   136   $   98  $  322  $    158
    Europe                          1        4       5         2
    Canada and other                8        5      24         6
                              -------   ------  ------  --------
      Total Building
        Materials                 145      107     351       166
                              -------   ------  ------  --------

  Composite Materials
    United States                  39       33     100       126
    Europe                         (4)       6      (8)       22
    Canada and other                4        5      11        10
                              -------   ------  ------  --------

      Total Composite
        Materials                  39       44     103       158
                              -------   ------  ------  --------
      Total Reportable
        Operating Segments    $   184   $  151  $  454  $    324
                              -------   ------  ------  --------
Geographic Regions
------------------
    United States             $   175   $  131  $  422  $    284
    Europe                         (3)      10      (3)       24
    Canada and other               12       10      35        16
                              -------   ------  ------  --------

       Total Reportable
        Operating Segments    $   184   $  151  $  454  $    324
                              -------   ------  ------  --------

RECONCILIATION TO CONSOLIDATED INCOME
-------------------------------------
BEFORE PROVISION FOR INCOME TAXES
---------------------------------

   Restructuring and other
     charges                        -     (148)      -      (243)
   Gain on sale of affiliate
     or business                    -      292       -       376
   General corporate income
     (expense)                     (1)      12      (6)       23
   Cost of borrowed funds         (40)     (37)   (112)     (110)
                              -------   ------  ------   -------
     Consolidated Income
      Before Provision for
      Income Taxes            $   143   $  270  $  336   $   370
                              =======   ======  ======   =======



ADDENDUM TO OWENS CORNING'S THIRD QUARTER PRESS RELEASE:

The company's Board of Directors announced today that it has authorized the redemption of all outstanding rights under the Rights Agreement established in December, 1996. The redemption will be effective as of December 31, 1999. The redemption price for the rights is $0.01 per right, and will be payable in cash on January 14, 2000, to stockholders of record as of the close of business on December 31, 1999.